Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-153229, 333-175230 and 333-116837 on Form S-8 and Nos. 333-126312, 333-126573, 333-179850 and 333-127464 on Form S-3 of our report dated March 17, 2014, relating to the consolidated financial statements of BSK Del Partner, L.P. as of and for the year ended December 31, 2013, included in this Current Report on Form 8-K/A of Strategic Hotels & Resorts, Inc., filed on August 15, 2014.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
August 15, 2014